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                                                                   EXHIBIT 10.18

                            UNSECURED PROMISSORY NOTE

U.S. $1,669,540.07                                         San Diego, California
                                                                    June 2, 2004

      FOR VALUE RECEIVED, the undersigned, Stratagene Corporation, a Delaware corporation ("OBLIGOR"), hereby promises to pay to Joseph A. Sorge, M.D., an individual ("HOLDER"), the principal sum of One Million Six Hundred Sixty Nine Thousand Five Hundred Forty and 07/100 Dollars ($1,669,540.07), together with interest thereon at the times and in the amounts set forth below.

      1. Interest Rate. The unpaid principal amount hereof shall bear interest from the date hereof until all principal and accrued and unpaid interest hereon is paid in full at a rate of 3.89% per annum, compounded annually (which rate is the lowest applicable rate permissible under the Internal Revenue Code of 1986, as amended, without the imputation of interest income or expense). Interest shall be payable in arrears on the payment dates set forth in Section 2 hereof based on a year consisting of twelve months, each consisting of 30 days.

      2. Payment.

            (a) All payments of principal and interest under this Note shall be in lawful money of the United States of America. All payments will be applied first to the cost of collection, if any, then to accrued and unpaid interest, and thereafter to principal. In the event that a payment hereunder becomes due and payable on a day other than a business day on which banks in the State of California are open for business, such payment shall become due and payable on the next succeeding business day on which banks in the State of California are open for business. All payments will be by wire transfer of immediately available funds to an account designated in writing by Holder.

            (b) Obligor will pay 1/39th of the outstanding principal balance of this Note and the accrued but unpaid interest thereon (the "TOTAL AMOUNT") on July 1, 2004 (such payment, the "MONTHLY TOTAL AMOUNT"). Thereafter, Obligor shall pay principal installments equal to the Monthly Total Amount and interest installments equal to the amount of the unpaid interest accrued on the Total Amount on the first day of the subsequent month, and continuing on the same day of each month thereafter until the Maturity Date (as defined below), at which time the entire remaining balance of principal and accrued interest on the Note shall be due and payable. As used herein, the term "MATURITY DATE" shall mean September 1, 2007.

      3. Default. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

            (a) Obligor fails to make within five (5) business days of when due any payment of principal, interest or other amounts owing hereunder;

            (b) Obligor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

            (c) an involuntary petition is filed against Obligor (unless such petition is dismissed or discharged within sixty (60) days of filing) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Obligor.
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Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Holder, and, in the case of an Event of Default pursuant to clauses (b) or (c) above, automatically, be immediately due, payable and collectible by Holder pursuant to applicable law.

      4. Prepayment. This Note may be prepaid, in whole or in part, at any time and from time to time, without penalty or premium; provided, however, that any such prepayment shall first be applied against any accrued and unpaid interest, and the balance shall be applied against the principal.

      5. Usury. Anything in this Note to the contrary notwithstanding, if at any time the rate of interest on the Note together with all fees and charges, if any (collectively, the "CHARGES"), contracted for, charged, received, taken or reserved by Holder which may be treated as interest under applicable law, computed over the full term of the Note, exceeds the maximum legal limit (if any such limit is applicable) under United States federal law or state law (to the extent not preempted by federal law, if any), now or hereafter governing the interest payable on the Note (the "MAXIMUM RATE"), then the rate of interest on the Note, together with all Charges, shall be limited to the Maximum Rate. If from any circumstances Holder shall ever receive as interest an amount which would exceed the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance hereunder (whether or not due and payable) and not to the payment of interest.

      6. Costs and Expenses of Collection. If this Note is collected by or through an attorney at law as a result of a failure of Obligor to pay, when due hereunder, any payment of principal of or other amount due under this Note, Obligor shall pay all of the Holder's reasonably incurred costs of collection, including, without limitation, Holder's attorneys' fees.

      7. Miscellaneous.

            (a) Presentment, demand, protest, notices of protest, dishonor and non-payment of this Note and all notices of every kind are hereby waived. To the extent permitted by applicable law, the defense of the statute of limitations is hereby waived by Obligor.

            (b) No single or partial exercise of any power hereunder shall preclude other or further exercise thereof or the exercise of any other power. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any breach of any of the covenants or conditions of this Note shall be construed to be a waiver of or acquiescence in or a consent to any previous or subsequent breach of the same or any other condition or covenant.

            (c) No right, power or remedy conferred upon or reserved to the holder hereof by this Note is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by this Note to the holder hereof or to which such holder may be entitled may be exercised from time to time and as often as may be deemed expedient by such holder.

            (d) This Note shall be governed by and construed in accordance with the internal laws of the State of California without regard to principles of conflicts of laws.

            (e) Time is hereby declared to be of the essence of this Note and of every part hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and


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vice versa. Titles and sections are for convenience only and neither limit nor amplify the provisions of this Note, and all references herein to sections or paragraphs shall refer to the corresponding sections or paragraphs of this Note unless specific reference is made to such sections or paragraphs of another document or instrument.

            (f) If any provision of this Note or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Note and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the maximum extent permitted by law.

            (g) Any and all notices required by this Note shall be personally delivered or sent by certified mail, return receipt requested, or sent by machine confirmed facsimile transmission, addressed to a party at its address set forth below, or at such other address as it may designate to the other party in accordance with this paragraph. A notice shall be deemed effective when delivered if personally delivered, three (3) business days following mailing if sent by certified mail, return receipt requested, and upon machine confirmation of transmission when sent by facsimile.

               If to Obligor:                         If to Holder:

               Stratagene Corporation                 Joseph A. Sorge, M.D.
               11011 North Torrey Pines Road          144 10th Street
               La Jolla, California  92037            Del Mar, California  92014
               Attention:  Chief Financial Officer    Facsimile:  (858) 509-4899
               Facsimile:  (858) 535-0071

            The parties hereto may change their addresses by giving notice thereof to the other parties hereto in conformity with this section.

            (h) This Note may not be assigned by Obligor without the prior written consent of the holder hereof. This Note or any interest hereunder may be freely assigned by the holder hereof without the consent of Obligor. Subject to the foregoing, this Note shall inure to the benefit of the holder hereof, its successors, assigns and representatives and shall bind Obligor, its successors, assigns and representatives. This Note may not be modified, amended or terminated except by a written agreement signed by Obligor and the holder hereof.

            (i) No director, officer or employee, as such, of Obligor shall have any liability for any obligations of Obligor under the Note or for any claim based on, in respect of or by reason of such obligation or its creation. By accepting this Note, Holder waives and releases all such liability. The waiver and release are part of the consideration for the Note.

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      IN WITNESS WHEREOF, Obligor has executed and delivered this Note effective as of the date first written above.

                                          OBLIGOR

                                          STRATAGENE CORPORATION


                                          By: /s/ RONNI L. SHERMAN
                                              ----------------------------------
                                                  Ronni L. Sherman
                                                  Executive Vice President and
                                                  General Counsel


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